NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 14, 1994


To the Shareholders of
Winnebago Industries, Inc.

The Annual Meeting of Shareholders of Winnebago Industries, Inc. will be held on Wednesday, December 14, 1994, at 7:30 p.m., Central Standard Time, at Friendship Hall, Highway 69 South, Forest City, Iowa, for the following purposes:

1. the election of 9 directors; and

2. the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors of the Company has fixed the close of business on October 17, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof.

                      By Order of the Board of Directors

                               RAYMOND M. BEEBE
                                  Secretary

Forest City, Iowa
November 14, 1994

                            YOUR VOTE IS IMPORTANT


EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                          WINNEBAGO INDUSTRIES, INC.
                               PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Winnebago Industries, Inc., an Iowa corporation (the "Company"), P.O. Box 152, Forest City, Iowa 50436, of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at Friendship Hall, Highway 69 South, Forest City, Iowa on December 14, 1994, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof. This Proxy Statement was first mailed to shareholders on or about November 14, 1994.

Only holders of Common Stock of record at the close of business on October 17, 1994 will be entitled to vote at the Annual Meeting of Shareholders. At such date, the Company had outstanding 25,238,988 shares of Common Stock, par value $.50 per share ("Common Stock"). Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon at the meeting. A majority of the outstanding shares of Common Stock will constitute a quorum for the Annual Meeting of Shareholders. Election of each director requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote at the meeting.

A form of proxy is enclosed for use at the meeting. If the proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A person giving the enclosed proxy may revoke it by giving written notice to the Secretary, or by subsequently granting a later-dated proxy. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the instructions indicated thereon. Withholding authority to vote on a director nominee will in effect count as a vote against the director nominee. If no instructions are indicated on the proxy, it will be voted: (i) for the election of the nominees for director named below; and (ii) in the discretion of the named proxies upon such other matters as may properly come before the meeting. Abstentions are treated as present and entitled to vote for purposes of determining a quorum and the number of votes necessary to act on a matter and thus have the effect of a vote against a matter. The Company will treat broker non-votes as present for purposes of establishing a quorum but on a matter as not entitled to vote on that matter and thus not counted in determining whether a majority of the vote of the shares entitled to vote has been cast.
               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At October 17, 1994, John K. Hanson and Luise V. Hanson owned, of record and beneficially, an aggregate of 11,303,317 shares (44.8 percent) of the outstanding Common Stock, owning 6,089,943 (24.1 percent) and 5,213,374 (20.7 percent) shares, respectively. By virtue of their stock ownership, the Hansons may be deemed to be controlling persons of the Company. At the same date, Mary Jo Boman, daughter of John K. and Luise V. Hanson, owned 253,850 shares (1.0 percent) of Common Stock and her husband, Gerald E. Boman, owned 224,582 shares (0.9 percent) of Common Stock.


The following table contains information with respect to the ownership of Common Stock by (i) each person known to the Company who is the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each executive officer listed in the Summary Compensation Table and (v) the group named below.


                               Shares of
                           Common Stock Owned    Percent of
                            Beneficially at        Common
Name                      October 17, 1994(1)      Stock
 -----------------------------------------------------------
John K. Hanson                 6,089,943(2)          24.1
Luise V. Hanson                5,213,374(2)          20.7
Edwin F. Barker                   65,333(4)              (3)
Raymond M. Beebe                  62,393(4)              (3)
Gerald E. Boman                  478,432(2)           1.9
Jerome V. Clouse                  62,333(4)              (3)
David G. Croonquist               40,000(4)              (3)
Fred G. Dohrmann                  67,114(4)              (3)
Keith D. Elwick                   16,000(4)              (3)
Bruce D. Hertzke                   3,000(4)              (3)
Donald W. Olson                       --                 (3)
Joseph M. Shuster                 11,000(4)              (3)
Frederick M. Zimmerman            10,150(4)              (3)
Francis L. Zrostlik               10,000(4)              (3)
Directors and officers
 as a group (16
persons)                      12,187,554(4)(5)       47.6

(1) Includes shares held jointly with or by spouse and shares held as custodian, beneficial ownership of which is disclaimed.

(2) The narrative above provide further information with regard to such ownership.

(3) Less than one percent.

(4) Includes 54,333, 54,333, 54,333, 10,000, 66,333, 10,000, 39,333, 10,000,
10,000, 10,000 and
370,331 shares, respectively, which Mr. Barker, Mr. Beebe, Mr. Clouse, Mr. Croonquist, Mr. Dohrmann, Mr. Elwick, Mr. Hertzke, Mr. Shuster, Mr. Zimmerman, Mr. Zrostlik and the directors and officers as a group have the right to acquire within 60 days of October 17, 1994 through the exercise of stock options.

(5) Includes shares owned by Luise V. Hanson.

                            ELECTION OF DIRECTORS

All current directors are standing for reelection. In addition, Donald W. Olson, a nominee for election as a director, is not currently a director. Each nominee is being elected to serve until the next ensuing annual meeting and until a successor is elected and qualified. The shares represented by the enclosed proxy will be voted for the election as directors of the nominees named below if no direction is made otherwise.

                                                                                       Year First
                                                                                        Became a
Name (Age)(1)                                  Principal Occupation                     Director
 -------------------------------------------------------------------------------------------------
John K. Hanson (81)           Chairman of the Board of Directors,                           1958
                              Winnebago Industries, Inc.

Gerald E. Boman (59)          Retired; former Senior Vice President,                        1962
                              Winnebago Industries, Inc.

David G. Croonquist (73)      Retired; former Director and Member of Executive Committee    1976
                              of H. B. Fuller Company, manufacturer of specialty chemicals

Fred G. Dohrmann (62)         President and Chief Executive Officer,                        1989
                              Winnebago Industries, Inc.

Keith D. Elwick (75)          Retired; former executive officer of Chromalloy Farm and      1981
                              Industrial Equipment Co.

Donald W. Olson (71)          Retired; former Chairman of Don Olson Firestone, Inc.,            (2)
                              chain of tire and auto repair shops

Joseph M. Shuster (62)        Chairman, Teltech, National Technology Transfer Company       1988

Frederick M. Zimmerman (58)   Department Chair and Director of Graduate Programs in         1992
                              Manufacturing Systems Engineering at The University of
                              St. Thomas, St. Paul, Minnesota

Francis L. Zrostlik (60)      President, Stellar Industries, Inc., manufacturer of          1993(3)
                              hydraulic truck equipment; former President of Iowa Mold
                              Tooling


(1) Reference is made to "Voting Securities and Principal Holders Thereof."

(2) Not currently a director.

(3) Also served as a director from 1979 to 1986.

All of the foregoing have been employed in their principal occupation or other responsible positions with the same organization for at least the last five years or are currently retired after having served in responsible positions with the organization indicated.

John K. Hanson is the father of Paul D. Hanson, Vice President-Strategic Planning of the Company, and the father-in-law of Gerald E. Boman.

Discretionary authority is solicited to vote for the election of a substitute for any of said nominees who, for any reason currently unknown, cannot be a candidate for election.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board has established Audit, Human Resources and Nominating Committees to assist it in the discharge of its responsibilities. The principal responsibilities of each of these committees are described below.

The members of the Audit Committee are Messrs. Croonquist, Elwick and Shuster. Each year, the committee recommends to the Board the appointment of independent public accountants to examine the books of the Company. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the books, results of those audits, their fees and any problems identified by and recommendations of the independent public accountants regarding internal controls. The committee is also prepared to meet privately at any time at the request of the independent public accountants or members of management to review any special situation arising on any of the above subjects. The committee met four times in fiscal 1994.

The Human Resources Committee, consisting of Messrs. Elwick, Zimmerman and Zrostlik, met four times in fiscal 1994. This committee makes recommendations to the Board of Directors as to the salary of the Chief Executive Officer
(CEO) and sets the salaries and bonus payments, if any, of all other employee-directors and elected officers. It also has responsibility for administration of the Officer Incentive Compensation Plan and certain other employee incentive plans.

The members of the Nominating Committee are Messrs. Hanson, Croonquist and Dohrmann. This committee recommended to the Board the director-nominees proposed in this Proxy Statement for election by the shareholders. It reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year. The Nominating Committee will consider suggestions from all sources, including shareholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The committee met once in fiscal 1994.

The Board of Directors of the Company held seven meetings during fiscal 1994. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting. During fiscal 1994, all of the directors attended more than 75 percent of the aggregate of Board of Directors' meetings and meetings of committees of the Board on which they served. Each director (except a director who is an employee of the Company) currently receives a monthly fee of $1,400.

The Winnebago Industries, Inc. Stock Option Plan for Outside Directors (the "Outside Directors Option Plan") provides that each director who is not a current or former full-time employee of the Company or a subsidiary (an "Outside Director") will receive an option to purchase 10,000 shares of Common Stock. Pursuant to the Outside Directors Option Plan, each Outside Director as of May 7, 1992 (consisting of Messrs. Croonquist, Elwick and Shuster) automatically received an option to purchase 10,000 shares of Common Stock at a price of $5.50 per share. In addition, each person who first becomes a member of the Board of Directors as an Outside Director after May 7, 1992 will automatically receive an option to purchase 10,000 shares of Common Stock as of the date on which such person first becomes an Outside Director. Under this provision, Frederick M. Zimmerman received an option to purchase 10,000 shares of Common Stock on December 16, 1992 at a price of $9.00 per share and Francis L. Zrostlik received an option to purchase 10,000 shares of Common Stock on December 15, 1993 at a price of $8.875 per share. In addition, under this provision, Donald W. Olson will receive an option to purchase 10,000 shares of Common Stock if he is elected as a Director. No option is exercisable during the first year after the date such option is granted. Thereafter, the options are exercisable for a period of ten years from the date each such option is granted. Notwithstanding the foregoing, in the event of a merger, consolidation, dissolution or liquidation of the Company, the expiration dates of any outstanding options may be accelerated and the dates on which outstanding options may be exercised may be accelerated, but the effectiveness of such acceleration and any exercise of options pursuant thereto with respect to shares in excess of the number of shares that could have been exercised in the absence of such acceleration, is conditioned upon, among other requirements, the consummation of the merger, consolidation, dissolution or liquidation. The purchase price of options granted under the plan is equal to 100 percent of the fair market value per share of the Common Stock at the time the option is granted. At August 27, 1994, options for 50,000 shares were outstanding under the Outside Directors Option Plan and options for 50,000 shares were available for grant thereunder.
                            EXECUTIVE COMPENSATION

The following table contains certain information with respect to compensation for services in all capacities paid by the Company and its subsidiaries for the past three fiscal years, to or on behalf of (i) the Chief Executive Officer of the Company at August 27, 1994, and (ii) each of the five other most highly compensated executive officers of the Company serving at August 27, 1994.

SUMMARY COMPENSATION TABLE

                                               Annual Compensation(1)          Long-Term Compensation
                                            ----------------------------------------------------------------
                                                                                          All Other
Name and Principal Position         Year     Salary($)      Bonus($)(2)     Options(3) Compensation($)(4)
 -----------------------------------------------------------------------------------------------------------
Fred G. Dohrmann                    1994      200,000         130,000         25,000     16,645
President and Chief                 1993      200,000         129,000           --       15,959
 Executive Officer                  1992      200,000            --           25,000       --

John K. Hanson                      1994      250,000         125,000           --         --
Chairman of the Board               1993      250,000         125,000           --         --
                                    1992      125,000            --             --         --

Edwin F. Barker                     1994      130,000          70,000         10,000     15,064
Vice President, Controller and      1993      128,365          66,456           --       14,516
 Chief Financial Officer            1992      125,000            --           10,000       --

Raymond M. Beebe                    1994      130,000          70,000         10,000     18,830
Vice President, General Counsel     1993      128,365          66,456           --       18,101
 and Secretary                      1992      125,000          10,000         10,000       --

Jerome V. Clouse                    1994      130,000          70,000         10,000     16,614
Vice President, Treasurer and       1993      128,365          86,456           --       15,969
 International Development          1992      117,885            --           10,000       --

Bruce D. Hertzke                    1994      130,000          70,000         10,000     16,278
Vice President, Operations          1993      125,096          64,167           --       15,738
                                    1992      115,000            --           10,000        --



(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2) The bonus amounts include bonuses paid pursuant to the Company's Officer Incentive Compensation Plan as well as bonuses paid in the discretion of the Board of Directors, all as described under the caption "Report of the Human Resources Committee on Executive Compensation."

(3) The numbers in the table above represent options for the purchase of shares of the Company's Common Stock granted to the named persons under the Company's 1987 Nonqualified Stock Option Plan.

(4) In accordance with the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for the Company's 1992 fiscal year. Amounts of All Other Compensation are premiums paid by the Company for fiscal 1994 and fiscal 1993 pursuant to the Company's Executive Split Dollar Life Insurance Plan. The Plan provides for preretirement death benefits for the named executives and certain other executive officers (except for Mr. Hanson who does not participate in the Plan) and annual or a lump sum payment upon retirement at age 65.

                     STOCK OPTIONS GRANTED IN FISCAL 1994

The following table sets forth information concerning stock options granted in fiscal 1994 by the Company to the named executive officers.

                                                                                       Potential
                                                                                      Realizable
                                                                                   Value at Assumed
                                                                                    Annual Rates of
                                                                                         Stock
                                                                                  Price Appreciation
                                        Individual Grants                           for Option Term
                   ----------------------------------------------------------------------------------
                                 Percentage of
                                 Total Options
                                   Granted to        Exercise
                     Options      Employees in      Price Per       Expiration
Name               Granted(1)    Fiscal 1994(2)    Share ($)(3)        Date        5%($)      10%($)
 ----------------------------------------------------------------------------------------------------
Fred G. Dohrmann     25,000           15.6             8.875         12/15/03     139,536    353,612
John K. Hanson            0              0               N/A              N/A           0          0
Edwin F. Barker      10,000            6.3             8.875         12/15/03      55,814    141,445
Raymond M. Beebe     10,000            6.3             8.875         12/15/03      55,814    141,445
Jerome V. Clouse     10,000            6.3             8.875         12/15/03      55,814    141,445
Bruce D. Hertzke     10,000            6.3             8.875         12/15/03      55,814    141,445


(1) Stock options granted on December 15, 1993 under the Company's 1987 Nonqualified Stock Option Plan. One-third of the options become exercisable on December 15, 1994, an additional one-third on or after December 15, 1995 and the final one-third on or after December 15, 1996.

(2)  Based on total grants during fiscal 1994 of 160,000 shares.

(3) The exercise price per share represents the mean between the high and low prices for a share of the Company's common stock on the New York Stock Exchange on December 15, 1993.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

The following table provides information related to the number and value of options held at August 27, 1994 by the named executive officers. Since no options were exercised by the above-named executives in fiscal 1994, no shares were acquired or value realized upon the exercise of options by such persons in the last fiscal year.

                       Number of Unexercised           Value of Unexercised,
                          Options Held at             In-the-Money Options at
                          August 27, 1994                August 27, 1994*
                   -------------------------------------------------------------
Name               Exercisable    Unexercisable    Exercisable    Unexercisable
 -------------------------------------------------------------------------------
Fred G. Dohrmann      56,000          27,000         $309,625        $43,500
John K. Hanson             0               0                0              0
Jerome V. Clouse      49,000          12,000          220,563         22,875
Edwin F. Barker       49,000          12,000          220,563         22,875
Raymond M. Beebe      49,000          12,000          220,563         22,875
Bruce D. Hertzke      34,000          12,000          179,000         22,875


* Represents the difference between the aggregate exercise price and $10.25 (the closing price of the Company's Common Stock on August 26, 1994 (August 27, 1994 being a non-business day)).

                                 PENSION PLANS

The Company does not provide retiremet benefits for its employees, including executive officers.


REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.


The Human Resources Committee of the Board is the compensation committee of the Company. This Committee reviews and approves compensation plans for all corporate officers, including salaries, profit sharing awards and stock option grants.

In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while furthering the Company's strategic goals. In doing so, the compensation programs reflect the following goals:

    * Align the interests of management with those of shareholders;
    * Provide fair and competitive compensation;
    * Integrate compensation with the Company's business plans;
    * Reward both business and individual performance; and
    * Attract and retain key executives critical to the success of the Company.

The Company's executive compensation is primarily based on three components, each of which is intended to help achieve the overall compensation philosophy; these are base salary, quarterly incentive awards and long-term incentives.

Base salary levels for the Company's executive officers are set by the Committee and approved by the Board of Directors. In determining base salary levels and annual salary adjustments for executive officers, including the Chief Executive Officer (CEO), the Committee considers market compensation levels in its peer group in the recreation vehicle industry as well as individual performance and contributions. During fiscal 1994, Fred G. Dohrmann was named CEO in recognition of his instrumental role in implementing quality and cost control programs that are now driving the profitability of the Company.

The base salary of John K. Hanson as the CEO was $125,000 in fiscal 1992 and $250,000 in fiscal 1993. The base salary for fiscal 1994 of Mr. Dohrmann as the CEO was $200,000, unchanged from the prior fiscal year during which Mr. Dohrmann was President and Chief Operating Officer. Mr. Dohrmann as the CEO participates in the quarterly incentive award program for officers and other key management personnel described below. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the CEO's compensation.

The Company's officers (including the CEO) and other key management personnel are eligible for quarterly incentive awards. These awards are based upon the Company's attainment of a predetermined profit goal for each fiscal quarter. The profit goals are recommended by Management and approved by the Board of Directors each year at the beginning of the fiscal year. The Committee believes that this program provides an excellent link between the value created for shareholders and the incentives paid to the participants. Incentive award levels are established for each class of participant and are correlated to the profit goal. The profit goal, for purposes of this plan, is based upon certain specified operations of the Company less the combined expenses, deductions, and credits of the Company attributable to such operations. In computing the incentive compensation profit, no deduction shall be taken or allowance made for federal or state income taxes, or any expenses associated with retirement plans or incentive compensation plans. Incentive awards are determined in proportion to the actual operating profit achieved for each quarter in relation to the profit goal that was set. If the operating profit achieved is less than 80 percent of the goal set, no bonus is paid and the maximum bonus paid is paid at 120 percent of the profit goal. The maximum bonus payable under this plan is 70 percent of an officer's base salary.

Aggregate incentive awards under the plan were 49.0 percent for the officers participating in the quarterly incentive awards program. Mr. Dohrmann received $100,000 in fiscal 1994 pursuant to this program. In addition, for fiscal 1994, Mr. Dohrmann was awarded a discretionary bonus of $30,000 based on the Committee's positive assessment of his performance and contributions as CEO. John K. Hanson did not participate in such program, but received discretionary bonuses of $125,000 in both fiscal 1994 and fiscal 1993.

Long-term incentives, provided through grants of stock options to the named executives and others, are intended to retain and motivate executives to seek to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. No option is exercisable during the first year after the date such option is granted. Thereafter, options are exercisable during the period thereof at such time or times and in such amount or amounts as determined by the Committee. No option may be exercised more than ten years from the date of its grant. Executives must be employed by the Company at the time of vesting in order to exercise options. During fiscal 1994 the Committee awarded the CEO stock options for 25,000 shares of the Company's Common Stock.

Since all options are granted at the current market price, the value of the option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee, therefore, views stock options as an important component of its long-term performance-based compensation philosophy, but does not believe that granting options every year is necessary to achieve such goals.

No member of the Human Resources Committee is a current or former officer or employee of the Company or any of its subsidiaries.

          Keith Elwick   Frederick Zimmerman    Francis L. Zrostlik

                   Members of the Human Resources Committee
                          of the Board of Directors


                              PERFORMANCE GRAPH


The following graph compares the five-year cumulative total shareholder return (including reinvestment of dividends) of the Company with the cumulative total return on the Standard & Poor's 500 Index and a peer group1 of companies over the period indicated. It is assumed in the graph that $100 was invested in the Company's Common Stock, in the stock of the companies in the Standard & Poor's 500 Index and in the stocks of the peer group companies on August 25, 1989 and that all dividends received within a quarter were reinvested in that quarter. In accordance with the guidelines of the SEC, the shareholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each annual measurement date set forth in the graph.



                 8/25/89    8/24/90    8/30/91    8/28/92     8/27/93     8/26/94
                 -----------------------------------------------------------------
Company Index    $100.00    $46.33     $ 55.021   $ 74.84    $124.733    $146.116
Market Index      100.00     91.702     120.826    130.36     148.776     157.157
Peer Index        100.00     63.665     105.141   109.678     169.585     192.361
 ---------------------------------------------------------------------------------


1 The peer group companies are Coachmen Industries, Inc., Fleetwood Enterprises, Thor Industries, Inc. and Winnebago Industries, Inc. The Company selected Coachmen Industries, Inc., Fleetwood Enterprises and Thor Industries, Inc. on the basis of the similarity of their business to that of the Company.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

The Company maintains normal banking relations on customary terms with Manufacturers Bank & Trust Company, Forest City and Crystal Lake, Iowa. Mr. Hanson is an officer and director of the bank and owns approximately 99 percent of its outstanding stock. Luise V. Hanson is also a director of the bank.

The Company currently owns 80 percent and John K. and Luise V. Hanson (in the aggregate) currently own 20 percent of the outstanding common stock of Cycle-Sat, Inc. ("Cycle-Sat"), an Iowa corporation, engaged in the satellite courier and tape duplication business, specializing in the satellite transmission of commercials to television stations.

At August 27, 1994, the Company was leasing certain facilities, capital equipment and other items which were acquired by the Company at an approximate aggregate cost of $1,200,000 to Cycle-Sat under leases with various expiration dates. Aggregate rentals received by the Company on such leases in fiscal 1994 were $225,000. The Company has also guaranteed Cycle-Sat's obligations under certain leases which expire on various dates between 1995 and 2000 and under which remaining lease payments aggregate approximately $3,801,000. The Company has also guaranteed Cycle-Sat's obligations under a working capital line of credit agreement. At August 27, 1994 $2,300,000 was outstanding under such agreement.

                            SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's Proxy Statement for the December 1995 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than July 18, 1995.

                                   GENERAL


Deloitte & Touche LLP has been selected as the Company's accountants for the current fiscal year upon the recommendation of the Audit Committee. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's common stock (collectively "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Reporting Persons are required by the SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 1994, all the Reporting Persons complied with all applicable filing requirements.


The cost of this proxy solicitation will be borne by the Company. Solicitation will be made primarily through the use of the mail, but officers, directors or regular employees of the Company may solicit proxies personally or by telephone or telegraph or telecopy without additional remuneration for such activity. In addition, the Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their reasonable expenses in forwarding proxies and proxy material to the beneficial owners of such shares.


A copy of the Company's Annual Report for the fiscal year ended August 27, 1994, which includes audited financial statements, has previously been mailed to you. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this Proxy Statement by reference.

As of the date of the Proxy Statement, management knows of no other matters to be brought before the Annual Meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

                                              By Order of the Board of Directors

                                                                RAYMOND M. BEEBE
                                                                     Secretary

November 14, 1994

                                    [Logo]
                                  WINNEBAGO
                               INDUSTRIES, INC.
                           FOREST CITY, IOWA 50436
                                  NOTICE OF
                                     1994
                                ANNUAL MEETING
                               OF SHAREHOLDERS
                                     AND
                               PROXY STATEMENT

                WINNEBAGO INDUSTRIES, INC. * FOREST CITY, IOWA
      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                   FOR ANNUAL MEETING ON DECEMBER 14, 1994

The undersigned hereby appoints John K. Hanson and Gerald E. Boman, or either one of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held at Friendship Hall, Highway 69 South, Forest City, Iowa, on the 14th day of December, 1994, at 7:30 p.m., Central Standard Time, and at any and all adjournments thereof:

1. ELECTION OF DIRECTORS
  JOHN K. HANSON,  GERALD E. BOMAN,  DAVID G. CROONQUIST,  FRED G. DOHRMANN,
      KEITH D. ELWICK,  DONALD W. OLSON, JOSEPH M. SHUSTER, FREDERICK M.
                     ZIMMERMAN, AND FRANCIS L. ZROSTLIK.
(Mark One)
   [ ] FOR all nominees listed above
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed above
   [ ] FOR all nominees listed above except ____________________________________

 2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

          (continued, and to be signed and dated, on the other side)
                       (continued from the other side)

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as administrator, attorney, executor, guardian or trustee, please give full title as such. If a corporation, authorized officer please sign full corporate name and indicate office held.

                                                Dated ____________________, 1994

                                                     ___________________________
                                                     Signature

                                                     ___________________________
                                                     Signature if held jointly
                                                      or office or title held

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE
 IS REQUIRED.